Exhibit 10.1
Capital Southwest Corporation
Up to $2,000,000,000
Shares of Common Stock
(par value $0.25 per share)
EQUITY DISTRIBUTION AGREEMENT
August 7, 2026
RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281

Ladies and Gentlemen:
Capital Southwest Corporation, a Texas corporation (the “Company”), and RBC Capital Markets, LLC (the “Manager”) confirm their agreement, on the terms and conditions described below in this Equity Distribution Agreement (this “Agreement”), as follows:
Section 1.Description of Securities. The Company proposes to issue and sell through or to the Manager (or any Alternative Manager (as defined below)), as sales agent and/or principal, shares of the Company’s common stock, par value $0.25 per share (the “Common Stock”), having an aggregate offering price of up to $2,000,000,000 (such amount, as reduced on a dollar-for-dollar basis by the aggregate gross sales proceeds received by the Company from the sale of Common Stock prior to the date hereof pursuant to those certain alternative equity distribution agreements listed on Schedule A hereto, the “Maximum Amount”) on the terms set forth in Section 3 of this Agreement. The shares of Common Stock to be sold through or to the Manager pursuant hereto or pursuant to a Terms Agreement (as defined below) or through or to an Alternative Manager pursuant to an Alternative Equity Distribution Agreement or Alternative Terms Agreement (each term as defined below) are referred to herein as the “Shares.”
The Company has also entered into separate equity distribution agreements (each, as amended and restated or otherwise modified from time to time, an “Alternative Equity Distribution Agreement” and collectively, the “Alternative Equity Distribution Agreements”), with each of the entities listed on Schedule B hereto, as sales agent and/or principal (each, an “Alternative Manager” and collectively, the “Alternative Managers”). The Company agrees that whenever it determines to sell the Shares directly to the Manager or an Alternative Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement” or “Alternative Terms Agreement”, respectively) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. This Agreement and the Alternative Equity Distribution Agreements are sometimes hereinafter referred to as the “Distribution Agreements.” The Manager and the Alternative Managers are sometimes hereinafter referred to as the “Distribution Managers.”
The aggregate offering price of Shares that may be sold pursuant to this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement and any Alternative Terms Agreement shall not exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the Maximum Amount of Shares issued and sold pursuant to this Agreement, the Alternative Equity Distribution Agreements, any Terms Agreement and any Alternative Terms Agreement shall be the sole responsibility of the Company, and the Manager shall have no obligation in connection with such compliance.
As used herein, “Registration Statement” shall mean the registration statement referred to in Section 2(a) below, including all exhibits, financial statements and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to the rules of the Securities and Exchange Commission (the “Commission”), and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission thereunder, the “1933 Act”), and deemed to be a part of such registration statement pursuant to Rule 430B under the 1933 Act, as amended on each Effective Date (as defined below), any registration statement filed pursuant to Rule 462(b) under the 1933 Act, and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended, and shall also mean any new registration statement or post-effective amendment as may have been filed pursuant to Section 4(e) of this Agreement. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective. “Base Prospectus” shall mean the prospectus referred to in Section 2(a) below contained in the Registration Statement at the Effective Date. “Prospectus” shall mean any Prospectus

Supplement (as defined below) filed with the Commission pursuant to Rule 424 under the 1933 Act relating to the Shares, including documents incorporated or deemed to be incorporated therein by reference pursuant to the rules of the Commission, together with the Base Prospectus.
All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in, or “a part of”, the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in, or otherwise deemed under the rules of the Commission to be a part of or included in, the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424 under the 1933 Act or such other 1933 Act rule as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act (as defined below) which is or is deemed to be incorporated by reference in or otherwise deemed under the rules of the Commission to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.
The Company owns (i) 100% of the equity interests in Capital Southwest Equity Investments, Inc. (“CSEI”), (ii) 100% of the equity interests in Capital Southwest SPV LLC (“SPV”), (iii) 100% of the limited partnership interests in Capital Southwest SBIC I, LP (the “SBIC Fund I”), (iv) 100% of the limited partnership interests in Capital Southwest SBIC II, LP (the “SBIC Fund II”), and (v) 100% of the equity interests of Capital Southwest SBIC I GP, LLC (the “SBIC GP”). CSEI, SPV, SBIC Fund I, SBIC Fund II and the SBIC GP, together with the Company, are referred to in this Agreement as the “Capital Southwest Entities”.
A Form N-54A — Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the 1940 Act (File No. 814-00061) (the “BDC Election”) was filed by the Company with the Commission under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”) pursuant to which, the Company elected to be regulated as a business development company (“BDC”) under the 1940 Act. The Company has elected to be treated for federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).
Section 2.Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Manager that:
(a)Compliance with Registration Requirements. The Company has prepared and filed with the Commission a registration statement (File No. 333-282873) on Form N-2, including a related base prospectus, for registration under the 1933 Act of the offering and sale of the Shares (the “Registration Statement”). Such Registration Statement, including any post-effective amendments thereto filed on or prior to October 30, 2024 (the “Execution Time”), has become effective, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with. The Company may have filed, as part of an amendment to the Registration Statement or pursuant to Rule 424 under the 1933 Act or such other 1933 Act rule as may be applicable to the Company, one or more amendments thereto, each of which has previously been furnished to you. The Company will file with the Commission one or more prospectus supplements (each, a “Prospectus Supplement” and collectively, the “Prospectus Supplements”) relating to the Shares in accordance with Rule 424 under the 1933 Act, including all documents incorporated or deemed to be incorporated therein by reference. As filed, such Prospectus Supplements, together with the Base Prospectus, shall contain all information required by the 1933 Act and the 1940 Act and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, meets or will meet the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act.

On its most recent Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424 under the 1933 Act, as of the date that it is filed with the Commission, as of the date of each of the Prospectus Supplements, as of each Time of Sale, at each Settlement Date, and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act; on its most recent Effective Date, at the Execution Time and, as amended or supplemented, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Manager consists of the information specifically relating to the Manager in the last paragraph under the heading “Plan of Distribution” in the Prospectus Supplement filed by the Company with the Commission on October 30, 2024. The Commission has not issued any order preventing or suspending the use of the Prospectus.
(b)Expense Summary. The information set forth in the Prospectus under the caption “Fees and Expenses” has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are believed to be reasonably based.
(c)Preparation of the Financial Statements. The consolidated financial statements, together with the related schedules and notes thereto, filed with the Commission as a part of, or incorporated by reference in, the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Capital Southwest Entities as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information, if any, of the Capital Southwest Entities and CapTrin Partners, LLC (“CapTrin”) included or incorporated by reference in the Registration Statement and the Prospectus have been derived from the accounting records and other books and records of the Capital Southwest Entities or CapTrin, as applicable, and present fairly in all material respects the information shown therein. Other than the financial statements included in the Registration Statement and the Prospectus, no other financial statements or supporting schedules are required to be included therein. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
(d)Internal Control Over Financial Reporting; Independent Accountants. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act). The Company’s auditors and the audit committee of the Company's board of directors have been advised of (1) any known significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability to record, process, summarize, and report financial data and (2) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; and any such deficiencies or fraud will not result in a Material Adverse Effect (as defined below). The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting. RSM (US) LLP, the Company’s current independent accountant, which audited certain financial statements of the Company and whose report with respect to the financial statements of the Company appears or is incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1940 Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (the “PCAOB”) and the American Institute of Certified Public Accountants (the “AICPA”).
(e)Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company, and (iii) are effective to perform the functions for which they were established.

(f)No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected, either individually or in the aggregate, to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Capital Southwest Entities, considered as one entity, or CapTrin (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) none of the Capital Southwest Entities, considered as one entity, and CapTrin has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular distributions paid or declared by the Company to its stockholders consistent with past practice or any other distributions described in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company.
(g)Good Standing of the Company and its Subsidiaries. Each of the Capital Southwest Entities and CapTrin has been duly organized, is validly existing and in good standing under the laws of the state of the jurisdiction of its incorporation or organization and has the corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged and to enter into and perform its obligations, as applicable, under this Agreement. Each of the Capital Southwest Entities and CapTrin is duly qualified to do business and in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except for such jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

All of the issued and outstanding limited liability company interests and partnership interests of SBIC Fund I, SBIC Fund II and the SBIC GP, as appropriate, have been duly authorized and validly issued, are fully paid and non-assessable and wholly owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any of SBIC Fund I, SBIC Fund II or the SBIC GP are outstanding.
(h)Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) its interests in CSEI, SPV, SBIC Fund I, SBIC Fund II, and the SBIC GP and (ii) those corporations or other entities accounted for as portfolio investments in accordance with the Commission’s rules and regulations (each a “Portfolio Company” and collectively, the “Portfolio Companies”).
(i)Portfolio Companies. The Company, SBIC Fund I or SBIC Fund II, either directly or indirectly through one or more tax blocker subsidiaries, has duly authorized, executed and delivered agreements (each a “Portfolio Company Agreement”) required to make the investments in the Portfolio Companies. Except as otherwise disclosed in the Prospectus, there has been no material change in the total fair value dollar amount of the Portfolio Company investments on non-accrual status.
(j)Officers and Directors. Except as disclosed in the Prospectus, no person is serving or acting as an officer or director of the Company except in accordance with the applicable provisions of the 1940 Act. Except as disclosed in the Registration Statement and the Prospectus, no director of the Company is (i) an “interested person” (as defined in the 1940 Act) of the Company or (ii) an “affiliated person” (as defined in the 1940 Act) of the Manager. For purposes of this Section 2(j), the Company shall be entitled to reasonably rely on representations from such officers and directors.
(k)Business Development Company Election. The Company has filed the BDC Election and, accordingly, has duly elected to be subject to the provisions of Sections 55 through 65 of the 1940 Act. At the time the BDC Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (ii) did not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act, the BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of the BDC Election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with all applicable provisions of the 1940 Act and the rules and regulations of the Commission thereunder, including the provisions applicable to BDCs.
(l)Authorization and Description of Common Stock. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus as of the date thereof under the caption “Capitalization.” The

Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Prospectus. All issued and outstanding Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company, nor does any person have any preemptive right of first refusal or other right to acquire any of the Shares covered by this Agreement. The Company currently does not have any shares of preferred stock authorized for issuance under its articles of incorporation. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options, restricted stock or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, awards and rights. The Shares to be sold pursuant to this Agreement have been duly authorized by the board of directors of the Company for issuance and sale to the Manager and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.
(m)Non-Contravention of Existing Instruments. No Further Authorizations or Approvals Required. None of the Capital Southwest Entities or CapTrin are in violation of or default under (i) its respective charter, bylaws, limited liability agreement, limited partnership agreement or any similar organizational document; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument, and any supplements or amendments thereto, to which it is a party or bound or to which any of its properties or assets is subject, including, in the case of the Company, SBIC Fund I and SBIC Fund II, any Portfolio Company Agreement; and (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. No person has the right to act as an underwriter, sales agent or financial advisor to the Company in connection with or by reason of the offer and sale of the Shares contemplated hereby other than the Manager and any Alternative Manager pursuant to this Agreement and the respective Alternative Equity Distribution Agreement, respectively.
The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action, have been effected in accordance with the 1940 Act and will not result in any violation of the provisions of the articles of incorporation or bylaws of the Company, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, SBIC Fund I or SBIC Fund II. No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory authority, governmental agency or other body having jurisdiction over the Capital Southwest Entities or CapTrin or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company or consummation of the transactions contemplated hereby and by the Prospectus, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws, from the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under the rules and regulations of the Nasdaq Stock Market (“NASDAQ”).
(n)Material Agreements. Each material agreement described in the Prospectus (each such agreement, a “Material Agreement” and collectively, the “Material Agreements”) has been accurately and fully described in all material respects. The Company has not sent or received notice of, or otherwise communicated or received communication with respect to, termination of any Material Agreement, nor has any such termination been threatened by any person.
(o)Intellectual Property Rights. Each of the Capital Southwest Entities and CapTrin owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its businesses as described in the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. None of the Capital Southwest Entities or CapTrin has received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Capital Southwest Entities and/or CapTrin has been obtained or is being used by them in violation of any contractual obligation binding on them or any of their officers, directors or employees or otherwise in violation of the rights of any persons.

(p)All Necessary Permits, etc. Each of the Capital Southwest Entities and CapTrin possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Company has neither received nor is aware of any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
(q)Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against any of the Capital Southwest Entities or CapTrin which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. All pending legal or governmental proceedings to which any Capital Southwest Entity or CapTrin is a party, or of which any of such Capital Southwest Entity’s or CapTrin's properties or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(r)Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described, filed or incorporated by reference as required; provided, however, that the Company will file this Agreement or a form thereof under cover of a Current Report on Form 8-K under the Exchange Act.
(s)Regulated Investment Company. The Company has been and is in compliance with the requirements of Subchapter M of the Code to qualify as a RIC under the Code. The Company will direct the investment of the net proceeds of the offering of the Shares and continue to conduct its activities in such a manner as to comply with the requirements of Subchapter M of the Code.
(t)Registered Management Investment Company Status. None of the Capital Southwest Entities or CapTrin is, or after giving effect to the offering and sale of the Shares, will be a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the 1940 Act.
(u)Insurance. The Capital Southwest Entities and CapTrin maintain insurance covering their properties, operations, personnel and business as they deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Capital Southwest Entities and CapTrin, as applicable, and their business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase of the Shares.
(v)Statistical, Demographic or Market-Related Data. All statistical, demographic or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and all such data included in the Registration Statement or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.
(w)Investments. Except as provided for in the 1940 Act and the Code and the regulations promulgated thereunder, there are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Prospectus.
(x)Tax Law Compliance. Each of the Capital Southwest Entities and CapTrin has filed all necessary material federal, state, local and foreign tax returns and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Prospectus in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Capital Southwest Entities have not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against any of the Capital Southwest Entities or CapTrin that could result in a Material Adverse Effect.
(y)Distribution of Offering Materials. The Company has not distributed and will not distribute material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus and the Additional Disclosure Items (as defined below).

(z)Absence of Registration Rights. Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.
(aa)NASDAQ Stock Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and has been approved for listing on the Nasdaq Global Select Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing the Common Stock for trading on the Nasdaq Global Select Market.
(bb)No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(cc)Material Relationship with the Manager. Except as disclosed in the Prospectus, none of the Capital Southwest Entities and CapTrin has any material lending or other relationship with a bank or lending institution affiliated with the Manager.
(dd)No Unlawful Contributions or Other Payments. Neither the Capital Southwest Entities nor CapTrin nor, to the Company’s knowledge, any employee or agent of any of the Capital Southwest Entities or CapTrin, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.
(ee)No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.
(ff)Compliance with Laws. Each of the Capital Southwest Entities and CapTrin (i) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in a Material Adverse Effect and (ii) is conducting its business in compliance in all material respects with the applicable requirements of the 1940 Act, as applicable.
(gg)Compliance with the Sarbanes-Oxley Act of 2002. The Company and, to its knowledge, its officers and directors (in such capacity) are in compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the Commission’s published rules promulgated thereunder that are applicable to the Company as of the date hereof.
(hh)Anti-Money Laundering, Foreign Corrupt Practices Act Compliance. The operations of the Capital Southwest Entities and CapTrin are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, also known as the Bank Secrecy Act, the USA Patriot Act, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity having jurisdiction over the Capital Southwest Entities and/or CapTrin, as applicable (collectively, the “Money Laundering Laws”), and no proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Capital Southwest Entities or CapTrin with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Capital Southwest Entities nor CapTrin nor, to the knowledge of the Company, any director, officer, partner, manager, agent, employee or other person acting on behalf of the Capital Southwest Entities or CapTrin, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) made any payment of funds or received or retained funds in violation of any such law, rule or regulation.
(ii)No Sanctions by the Office of Foreign Assets Control. Neither the Capital Southwest Entities nor CapTrin nor, to the knowledge of the Company, any director, officer, partner, manager, agent, employee or other person acting on behalf of the Capital Southwest Entities or CapTrin, is currently the subject of any U.S. sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly, or indirectly knowingly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of or with any person currently the subject of any U.S. sanctions, including those administered by OFAC.
(jj)No Discrimination. None of the Capital Southwest Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.
(kk)Exchange Act Compliance. The documents deemed to be incorporated by reference in the Prospectus, at the time they are filed with the Commission, comply and will comply, as applicable, in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the Effective Date and each Time of Sale, Settlement Date and Representation Date (as defined below), do not and will not, as applicable, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(ll)ERISA.     Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by any of the Capital Southwest Entities for employees or former employees, directors or independent contractors of the Capital Southwest Entities, or under which any of the Capital Southwest Entities has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
(mm)Additional Disclosure Items. The Company represents and agrees that, without the prior consent of, or on behalf of, the Manager (which consent may be by electronic mail or other form of written communication), (i) it will not distribute any offering material other than the Registration Statement, the Prospectus and the Additional Disclosure Items (as defined below), and (ii) it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the 1933 Act, and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the offering of the Shares (the materials and information referred to in this Section 2(mm) are herein referred to as an “Additional Disclosure Item”). Any Additional Disclosure Item, the use of which has been consented to by the Manager, is listed on Schedule C hereto, which Schedule C shall be deemed to incorporate by reference any material or other information referenced in clauses (i) and (ii) of this paragraph, the use of which is subsequently consented to by, or on behalf of, the Manager (which consent may be by electronic mail or other form of written communication), as of the date the Company receives such consent. The Company represents and warrants that the Additional Disclosure Items do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(nn)Related Party Transactions. There are no business relationships or related-party transactions involving the Capital Southwest Entities or any other person required to be described in the Prospectus which have not been described as required.
(oo)FINRA Matters. To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus.

(pp)Subsidiary Dividend Payments. Subject to the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder (the “SBA Regulations”), and except as disclosed in the Registration Statement and the Prospectus and for such prohibitions pursuant to the SBA Regulations or that would not reasonably be expected to result in a Material Adverse Effect, neither SBIC Fund I nor SBIC Fund II is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary.
(qq)SBIC License. SBIC Fund I and SBIC Fund II are each licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). SBIC Fund I’s and SBIC Fund II's SBIC licenses are in good standing with, and have not been revoked or suspended by, the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding SBIC Fund I or SBIC Fund II are outstanding or unresolved. SBIC Fund I and SBIC Fund II are each conducting its business in compliance in all material respects with the applicable requirements of the SBA.
(rr) Company Not Ineligible Issuer and Shelf Eligibility. The Company is not an ineligible issuer, as defined in Rule 405 under the 1933 Act, at the times specified in Rule 405 under the 1933 Act in connection with the offering of the Shares, and is eligible to rely on General Instruction A.2 of Form N-2, including the transaction requirements set forth in General Instruction I.B.1 of Form S-3.
(ss)Rule 168 Factual Business Information.  All information on (or hyperlinked from) the Company’s website at www.capitalsouthwest.com either (i) qualifies for the exemption for regularly released factual business information or forward-looking information in Rule 168 under the 1933 Act or (ii) qualifies for the safe-harbor related to historical information in Rule 433(e)(2) under the 1933 Act, and the Company does not maintain or support any website other than www.capitalsouthwest.com.
(tt)WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) as of May 19, 2026, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that automatically became effective not more than three years prior to the most recent Time of Sale and Settlement Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.
(uu)Certificates as Representations and Warranties. Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered therein, to the Manager.
Section 3.Sale and Delivery of Shares.
(a)On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Manager, as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.
(i)Each time that the Company wishes to issue and sell Shares on any day that is a trading day for the Nasdaq Global Select Market (a “Trading Day”) (other than a Trading Day on which the Nasdaq Global Select Market is scheduled to close prior to its regular weekday closing time) pursuant to this Agreement (each, a “Placement”), it will instruct the Manager by telephone of the parameters in accordance with which it desires Shares to be sold, which shall at a minimum include the number of Shares to be offered, the time period during which sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of Shares that may be sold in any one day (a “Placement Notice”). The Manager will, prior to 4:30 p.m. (New York City time) or, if later, within three hours after receipt of the Placement Notice, on the same business day (as defined below) on which such Placement Notice is delivered to the Manager, issue to the Company a notice by email addressed to all of the authorized representatives of the Company on Schedule D hereto (the “Authorized Company Representatives”) confirming all of the parameters of the Placement. The Placement Notice shall be effective upon receipt by any of the Authorized Company Representatives of the email notice from the Manager, unless and until (i) the entire amount of the Shares covered by the Placement Notice have been sold, (ii) in accordance with Section 3(a)(ii) hereof, the Company suspends or terminates the Placement Notice, (iii) the Company issues a subsequent

Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) this Agreement has been terminated under the provisions of Section 9. Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to offer and sell all of the Shares designated in the Placement Notice; provided, however, that the Manager shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Manager shall have no such obligation in the event an offer or sale of the Shares on behalf of the Company may in the judgment of the Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed to be an “underwriter” under the 1933 Act in a transaction that is other than (A) by means of ordinary brokers’ transactions between members of the NASDAQ that qualify for delivery of a Prospectus to the NASDAQ in accordance with Rule 153 under the 1933 Act or (B) directly on or through an electronic communication network, a “dark pool” or any similar market venue (the transactions described in (A) and (B) are hereinafter referred to as “At the Market Offerings”).
(ii)Notwithstanding the foregoing, the Company or the Manager may, upon notice to the other party by telephone (confirmed promptly by electronic mail from such party), suspend the offering of the Shares pursuant to this Agreement or suspend or terminate a previously issued Placement Notice; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
(iii)The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager.
(iv)The compensation to the Manager, as an agent of the Company, for sales of the Shares made on or after the date of this Agreement shall be 1.5% of the gross sales price of the Shares sold pursuant to this Section 3(a). The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant applicable time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).
(v)The Manager shall provide written confirmation to the Company as soon as practicable following the close of trading on the Nasdaq Global Select Market each day in which the Shares are sold under this Section 3(a) setting forth the aggregate amount of the Shares sold on such day, the aggregate Net Proceeds to the Company, and the aggregate compensation payable by the Company to the Manager with respect to such sales.
(vi)Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the first Trading Day following the date on which such sales are made, unless another date shall be agreed upon by the Company and the Manager (provided that, if such Trading Day is not a business day, then settlement will occur on the next succeeding Trading Day that is also a business day) (each such date, a “Settlement Date”). As used herein, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by electronically transferring the Shares by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the Company and the Manager, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives, or any designees thereof as notified to the Manager in writing, shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 3(a)(vi).
(vii)At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(q) hereof), the Company shall be deemed to have affirmed its representations and warranties contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(b)(i) If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) of this Agreement or as set forth in Section 3(a) of any Alternative Equity Distribution Agreement, it may elect, in its sole discretion, to notify the Manager of the proposed terms of such sale. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager, the Company and, if applicable, the Alternative Managers will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control. For avoidance of doubt, nothing contained in this Agreement shall be construed to require the Company to engage the Manager or any Alternative Managers in connection with the offer and sale of any of the Company’s securities, including shares of the Common Stock, whether in connection with an underwriting offering or otherwise.
(c)In the event the Company engages the Manager for a sale of Shares that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Manager will agree to compensation that is customary for the Manager with respect to such transactions.
(d)(i) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds or the aggregate number of the Shares sold pursuant to this Agreement and any Alternative Equity Distribution Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement and any Alternative Equity Distribution Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares (i) at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Manager in writing and (ii) at a price (net of the Manager’s commission, discount or other compensation for such sales payable by the Company pursuant to this Section 3) lower than the Company’s then-current net asset value per share (as calculated pursuant to the 1940 Act), unless the Company has received the requisite stockholder approval under the 1940 Act and notifies the Manager in writing.
(ii)If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Alternative Equity Distribution Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. Upon the reasonable request of the Company in writing to the Manager (which such request may be by electronic mail), the Manager shall promptly calculate and provide in writing to the Company a report setting forth, for the prior week, the average daily trading volume (as defined in Rule 100 of Regulation M under the Exchange Act) of the Common Stock.
(e)Each sale of the Shares to or through the Manager or any Alternative Manager, as applicable, shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement, or the respective Alternative Equity Distribution Agreement or, if applicable, an Alternative Terms Agreement, as applicable. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, any provisions relating to the granting of an option to purchase additional Shares for the purpose of covering over-allotments, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof and any other information or documents required by the Manager.
(f)Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein, or in any Alternative Equity Distribution Agreement, and as may be mutually agreed upon by the Company and the Manager or any Alternative Manager, as applicable, offers and sales of Shares pursuant to this Agreement or any Alternative Equity Distribution Agreement, as applicable, shall not be requested by the Company and need not be made by the Manager or any Alternative Manager, as applicable, at any time when or during any period in which the Company is or could be deemed to be in possession of material non-public information.

(g)The Company acknowledges and agrees that (A) there can be no assurance that the Manager or any Alternative Manager will be successful in selling the Shares, (B) neither the Manager nor any Alternative Manager will incur liability or obligation to the Company or any other person or entity if such Manager does not sell Shares for any reason other than a failure by the Manager or any Alternative Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement or any Alternative Equity Distribution Agreement, as applicable, and (C) neither the Manager nor any Alternative Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement or any Alternative Equity Distribution Agreement, as applicable, except as otherwise specifically agreed in writing by the Manager and the Company or any Alternative Manager and the Company, as applicable. For purposes of clarification, the Manager shall only be deemed to be acting as a sales agent under this Agreement during the period beginning with the delivery of a Placement Notice from the Company to the Manager and ending upon the suspension or termination of such Placement Notice.
(h)The Company agrees that, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of Shares or sales of Common Stock pursuant to any At the Market Offering (as defined herein and within the meaning of Rule 415(a)(4) under the 1933 Act) shall only be effected by or through the Manager or an Alternative Manager, but in no event may more than one Distribution Manager be selling Shares under the Distribution Agreements at any given time, and the Company shall in no event request that more than one Distribution Manager sell Shares at the same time. Notwithstanding the foregoing or anything else herein to the contrary, nothing contained in this Agreement shall be construed to limit the Company’s ability to engage additional Distribution Managers subsequent to the date hereof. The Company will notify the Manager and the Alternative Managers in the event that it engages one or more additional Distribution Managers subsequent to the date hereof and Schedule B hereto shall be deemed to incorporate by reference the names of each of the Distribution Managers (other than the Manager) listed on Schedule B of the Distribution Agreements subsequently entered into by the Company and such additional Distribution Managers.
Section 4.Covenants of the Company. The Company agrees with the Manager:
(a)During any period that a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company, subject to Section 4(b), will comply with the requirements of Rule 415, Rule 430B and Rule 424, as applicable, and will notify the Manager immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus, any amended Prospectus or any document under the Exchange Act which is or is deemed to be incorporated by reference in the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. During any period that a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
(b)The Company shall notify the Manager promptly of the time on or after the date of this Agreement when any amendment to the Registration Statement has been filed or becomes effective or when the Base Prospectus or the Prospectus or any supplement to any of the foregoing has been filed; and the Company shall cause the Base Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to Rule 424 under the 1933 Act within the time period prescribed.
(c)The Company has furnished or will deliver to the Manager and counsel for the Manager, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and, upon the Manager’s request, will also deliver to the Manager, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

(d)The Company shall make available to the Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time shall furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Manager may reasonably request for the purposes contemplated by the 1933 Act; in case the Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the 1933 Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act or Item 512(a) of Regulation S-K under the 1933 Act, as the case may be.
(e)The Company will use its commercially reasonable efforts to comply with the 1933 Act so as to permit the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Manager or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Manager such number of copies of such amendment or supplement as the Manager may reasonably request.
(f)The Company will use its commercially reasonable efforts, in cooperation with the Manager, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Manager may designate and to maintain such qualifications in effect for as long as the Manager reasonably requests; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(g)The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement of the Company and, to the extent required by the Commission, of CapTrin (which need not be audited), for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(h)The Company will use the Net Proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption “Use of Proceeds”.
(i)The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the Shares and to effect and maintain the quotation of the Common Stock on the Nasdaq Global Select Market.
(j)At any time during the pendency of a Placement Notice, the Company shall not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including without limitation, any options, warrants or other rights to purchase Common Stock), in each case without giving the Manager at least two (2) Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. The foregoing sentence shall not apply to (i) the Shares to be offered and sold to the Manager or any Alternative Manager pursuant to this Agreement or any Terms Agreement, Alternative Equity Distribution Agreement or Alternative Terms Agreement, as applicable, (ii) the issuance of any shares of Common Stock issued by the Company upon the exercise of an option or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase shares of Common Stock granted pursuant to existing dividend reinvestment plans, direct stock purchase plans or employee benefit plans of the Company referred to in the Prospectus, and any registration related thereto, (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, and any registration related thereto, (v) any shares of Common Stock issued to employees and directors pursuant to deferred compensation programs referred to in the Prospectus, and any registration related thereto or (vi) the issuance by the Company of any shares of Common Stock as consideration for any strategic acquisitions. In the event that notice of a proposed sale is provided by the Company pursuant to this subsection (j), the Manager will suspend activity under this Agreement for such period of time as requested by the Company or as may be deemed appropriate by the Manager.
(k)The Company, during the term of this Agreement, will use its commercially reasonable efforts to maintain its status as a business development company; provided, however, the Company may cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.
(l)The Company has qualified to be taxed as a RIC under Subchapter M of the Code for its taxable years ended December 31, 1988 through December 31, 2025, and will use its commercially reasonable efforts to maintain qualification as a RIC under Subchapter M of the Code for its taxable year ending December 31, 2026 and thereafter.
(m)The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the printing and delivery to the Manager of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the issuance and delivery of the Shares to the Manager, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Manager, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Manager in connection therewith and in connection with the preparation of Blue Sky surveys (the “Blue Sky Surveys”) and any supplement thereto, (vi) the printing and delivery to the Manager of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Manager of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Shares, (ix) the reasonable legal fees and expenses of counsel to the Manager and any Alternative Managers in an amount not to exceed (A) an aggregate amount of $20,000 in connection with due diligence and the preparation of this Agreement, which amount the Manager has agreed to pay on behalf of the Company and which amount shall include legal fees and expenses relating to the review by FINRA of the terms of the sale of the Shares, and in addition to clause (A), (B) $12,500 on the first day of each calendar quarter that this Agreement is in effect in connection with the maintenance of the offering of Shares and the Manager’s and any Alternative Manager’s performance under this Agreement and the respective Alternative Equity Distribution Agreements, and (x) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq Global Select Market, and (xi) the filing fees incident to the review by FINRA of the terms of the sale of the Shares. Except as set forth herein, the Manager will pay all of its other out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel and similar expenses, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated.
(n)The Company (including its agents and representatives, other than the Manager or an Alternative Manager in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the 1933 Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder, except by means of the Prospectus and the Additional Disclosure Items.
(o)Neither the Company nor any affiliate of the Company will take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) a violation of Regulation M. The Company shall notify the Manager of any violation of Regulation M by the Company, any of its affiliates or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.
(p)The Company shall advise the Manager promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 5 herein.
(q)Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period (as defined below)), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement that is filed solely to report sales of the Shares pursuant to this Agreement or any Alternative Equity Distribution Agreement, (B) in connection with the filing of any Current Reports on Form 8-K (other than any Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data) or the incorporation of other documents by reference into the Registration Statement or Prospectus except as set forth in clauses (ii) and (iii) below, or (C) by a prospectus supplement relating solely to the offering of other securities, including, without limitation, other shares of Common Stock and any debt securities of the Company), (ii) the Company files an annual report on Form 10-K under the Exchange Act, or an amendment thereto containing financial information, (iii) the Company files a quarterly report on Form 10-Q under the Exchange Act, (iv) the Shares are delivered to the Manager pursuant to a Terms Agreement, or (v) the Manager may reasonably request (the date of commencement of the offering of the Shares under this Agreement, the date of commencement of the offering of the Shares under this Agreement following the termination of a Suspension Period and each date referred to in subclauses (i) through (v) above, each a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith certificates signed by the chief executive officer or president and by the chief financial or chief accounting officer of the Company, dated and delivered as of or promptly after the Representation Date, in form satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement which was last furnished to the Manager are true and correct as of such Representation Date as though made at and as of such date (except that such certificates shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus, and such other certificates as the Manager shall reasonably request, in each case as amended and supplemented to the time of delivery of such certificate; provided that the obligations under this subsection (q) shall be deferred when no Placement Notice is pending or for any period that the Company has suspended the offering of Shares pursuant to Section 3(a)(ii) hereof (each, a “Suspension Period”) and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager.
(r)At or promptly after each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager written opinions of Eversheds Sutherland (US) LLP, counsel to the Company (“Company Counsel”), dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 5(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinions; provided that the obligation of the Company under this subsection (r) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager.
(s)At or promptly after each Representation Date, Dechert LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager; provided that the obligation under this subsection (s) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager.
(t)Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at or promptly after each Representation Date, the Company shall cause the Company’s current independent accountant, RSM (US) LLP, and its former independent accountant, Grant Thornton LLP, as applicable, or other independent accountants satisfactory to the Manager, forthwith to furnish the Manager a letter, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the letter referred to in Section 5(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (t) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager; provided further that only a letter from RSM (US) LLP (or the Company’s then-current independent registered public accountants) will be required in connection with clause (iii) of Section 4(q).
(u)At or promptly after each Representation Date, the Company shall conduct a due diligence session, in form and substance reasonably satisfactory to the Manager, which shall include representatives of the management and the Company’s current independent registered public accountants; provided that the obligation of the Company under this subsection (u) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Manager; provided further that such due diligence session shall be requested and conducted solely by the Distribution Manager who is then offering or selling Shares of the Company pursuant to its Distribution Agreement for such Distribution Manager’s portion of the Maximum Amount. For the avoidance of doubt, all Distribution Managers shall be invited by the Company to participate in any due diligence session not requested and conducted by such Distribution Manager. The Company shall cooperate with any reasonable due diligence review conducted by the Manager (or its counsel or other representatives) from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and making available documents and senior corporate officers, as the Manager may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s or Company Counsel’s principal offices and (ii) during the Company’s ordinary business hours.
(v)The Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(w)If to the knowledge of the Company, any condition set forth in Section 5(a) or 5(j) of this Agreement shall not have been satisfied on the applicable Settlement Date or Time of Delivery, as the case may be, the Company shall offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.
(x)The Company agrees that on such dates as the 1933 Act shall require, the Company will file a prospectus supplement with the Commission pursuant to Rule 424 under the 1933 Act that sets forth, or otherwise include in a filed annual report on Form 10-K or quarterly report on Form 10-Q, the number of the Shares sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarterly or annual period, as applicable.
(y)The Company agrees to ensure that prior to instructing the Manager to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.
(z) The Company shall use its best efforts to cause SBIC Fund I and SBIC Fund II to continue to comply with the requirements for qualification as an SBIC and to meet their respective obligations as an SBIC licensed by the SBA.
(aa)Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
Section 5.Conditions of Manager’s Obligations. The obligations of the Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable Representation Date, as of each Time of Sale and as of each Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.
(a)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Manager. All filings related to the offering of the Shares with the Commission required by Rule 424 under the 1933 Act shall have been made within the applicable time period prescribed for such filing under the 1933 Act.
(b)The Company shall deliver to the Manager, at each Representation Date, a certificate signed by the chief executive officer, president and the chief financial or accounting officers of the Company to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Company performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 4 have been met. Each certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s board of directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(c)The Company shall deliver to the Manager at each Representation Date, upon the Manager’s reasonable request, a certificate of the chief financial officer of the Company, dated such date.
(d)The Company shall furnish to the Manager, at each Representation Date, opinions of Company Counsel, addressed to the Manager, and dated as of such date, and in form and substance reasonably satisfactory to the Manager, in substantially the form set forth in Exhibit A hereto or as otherwise satisfactory to the Manager.
(e)The Manager shall have received, at each Representation Date, the favorable opinion of Dechert LLP, counsel to the Manager, dated as of such date, and in form and substance reasonably satisfactory to the Manager.
(f)At each Representation Date, the Manager shall have received from the accountants a letter dated the date of delivery thereof and addressed to the Manager in form and substance reasonably satisfactory to the Manager.
(g)At each Representation Date and on such other dates as reasonably requested by the Manager, the Company shall have conducted due diligence sessions, in form and substance reasonably satisfactory to the Manager, which shall include the participation of representatives of the management of the Company and the independent registered public accountants of the Company.
(h)The Shares shall have been approved for listing on the Nasdaq Global Select Market, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.
(i)The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(j)All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by the Settlement Date or the Time of Delivery, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.
Section 6.Indemnification.
(a)Indemnification of the Manager by the Company. The Company agrees to indemnify and hold harmless the Manager, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or any Additional Disclosure Item (when taken together with the Prospectus), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omissions; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(b)Indemnification of Company, Directors, Officers. The Manager agrees to indemnify and hold harmless the Company, each of its directors, officers and Affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto).
(c)Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder (an “Action”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Manager, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such Action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one Action or separate but similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such Action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has an obligation to indemnify any person pursuant to this Agreement.
(d)Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.
(e)Acknowledgement by the Company. The Company also acknowledge and agree that (i) the purchase and sale of any Shares pursuant to this Agreement, including any discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager, on the other hand, (ii) in connection with the offering of the Shares and the process leading to such transaction the Manager will act solely as principal and not as agents or fiduciaries of the Company or its stockholders, creditors, employees or any other party, (iii) the Manager will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated hereby or the process leading thereto (irrespective of whether the Manager has advised or are currently advising the Company on other matters) and the Manager will not have any obligation to the Company with respect to the offering except the obligations expressly set forth herein, (iv) the Manager and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Manager has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
Section 7.Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Manager on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Manager on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and the Manager on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total compensation received by the Manager, in each case as determined as of the date of such Action referred to in Section 6(a) or (b), as applicable which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative fault of the Company on the one hand and the Manager on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Distribution Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it under this Agreement exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act and the Manager’s Affiliates and selling agents shall have the same rights to contribution as such Manager, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
Notwithstanding any other provision of Section 6 and this Section 7, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.
Section 8.Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Manager or its Affiliates or selling agents, any person controlling the Manager, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Shares.
Section 9.Termination.
(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Manager for the Company, then Section 4(aa) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Section 4(m), Section 6, Section 7, Section 8, Section 9, Section 10, Section

11, Section 12 and Section 13 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(m), Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12 and Section 13 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(a) or Section 9(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Section 4(m), Section 6, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12 and Section 13 of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the tenth Trading Day after the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.
Section 10.Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Manager shall be directed to it at 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: JT Opladen, Matt Chellgren and Mohamed Farge, with a copy to Dechert LLP, 1900 K Street N.W., Washington, DC 20006-1110, Attention: Harry S. Pangas; and notices to the Company shall be directed to it at 8333 Douglas Avenue, Suite 1100, Dallas, TX 75225, Attention: Michael S. Sarner, with a copy to Eversheds Sutherland (US) LLP, 700 Sixth Street, N.W., Washington, D.C. 20001-3980, Attention: Payam Siadatpour.
Section 11.Parties. This Agreement shall each inure to the benefit of and be binding upon the Manager and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Manager and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Manager and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Manager shall be deemed to be a successor by reason merely of such purchase.
Section 12.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.
Section 13.Submission to Jurisdiction. Except as set forth below, no claim or action may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and both the Manager and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim or action arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party. The Manager and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.
Section 14.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
Section 15.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 16.USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Manager is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Manager to properly identify its clients.
Section 17.Research Independence. In addition, the Company acknowledge that the Manager’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Manager’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any conflict of interest that may arise from the fact that the views expressed by the Manager’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Manager’s investment banking divisions. The Company acknowledges that the Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement and any Terms Agreement.
Section 18.No Fiduciary Duty. The Company hereby acknowledges and agrees that in connection with the sale of the Shares or any other services the Manager may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Manager: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Manager, on the other, exists; (ii) the Manager is not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the sale price of the Shares, and such relationship between the Company, on the one hand, and the Manager, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Manager may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Manager and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Manager with respect to any breach of fiduciary duty in connection with the offering.
[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Manager.

Very truly yours,

COMPANY:

CAPITAL SOUTHWEST CORPORATION

By	/s/ Michael S. Sarner
	Name:	Michael S. Sarner
	Title:	President and Chief Executive Officer

    [Signature page to RBC Equity Distribution Agreement]

ACCEPTED as of the date first above written.

MANAGER:

RBC CAPITAL MARKETS, LLC

By:	/s/ J.T. Deignan
Name:	J.T. Deignan
Title:	Managing Director

    [Signature page to RBC Equity Distribution Agreement]

Annex I
[FORM OF TERMS AGREEMENT]
Capital Southwest Corporation
[    ] Shares of Common Stock
(par value $0.25 per share)
TERMS AGREEMENT
[DATE]
RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281

Ladies and Gentlemen:
Capital Southwest Corporation, a Texas corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [DATE] (the “Equity Distribution Agreement”), by and between the Company and RBC Capital Markets, LLC (the “Manager”), to issue and sell to the Manager the securities specified in Schedule I hereto (the “Purchased Securities”)[, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Securities”)].
[The Manager shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Manager to the Company for the Purchased Securities. This option may be exercised by the Manager at any time (but not more than once) on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]
Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and][,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities], in the form heretofore delivered to the Manager is now proposed to be filed with the Commission.]
Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in Schedule I hereto.
All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.
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NA_DECHERT.96460653.6

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

Very truly yours,

COMPANY:

CAPITAL SOUTHWEST CORPORATION

By
Name:
Title:

ACCEPTED as of the date first above written

RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

Schedule I to the Terms Agreement
Title of Purchased Securities [and Additional Securities]:
Common Stock, par value $0.25 per share
Number of Purchased Securities:
[Number of Additional Securities:]
[Price to Public:]
Purchase Price by the Manager:
Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:
Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the Purchase Price.
Time of Delivery:
Closing Location:
Documents to be Delivered:
The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the time of execution of this Terms Agreement:
(1)    The accountants’ letter referred to in Section 4(t).
(2)    The certificate referred to in Section 4(q).
The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the Time of Delivery[ and on any Option Closing Date]:
(1)    The officers’ certificates referred to in Section 4(q).
(2)    The opinions referred to in Section 4(r).
(3)    The opinion referred to in Section 4(s).
(4)    The accountants’ letter referred to in Section 4(t).
(5)    Such other documents as the Manager shall reasonably request.

Schedule A
ALTERNATIVE EQUITY DISTRIBUTION AGREEMENTS
•Third Amended and Restated Equity Distribution Agreement by and between the Company and Jefferies LLC, dated May 26, 2021, as amended by the First Amendment, dated August 3, 2021, the Second Amendment, dated November 2, 2021, the Third Amendment, dated August 2, 2022, the Fourth Amendment, dated May 21, 2024, the Fifth Amendment, dated October 30, 2024 and the Sixth Amendment, dated May 19, 2026
•Third Amended and Restated Equity Distribution Agreement by and between the Company and Raymond James & Associates, Inc., dated May 26, 2021, as amended by the First Amendment, dated August 3, 2021, the Second Amendment, dated November 2, 2021, the Third Amendment, dated August 2, 2022, the Fourth Amendment, dated May 21, 2024, the Fifth Amendment, dated October 30, 2024 and the Sixth Amendment, dated May 19, 2026
•Amended and Restated Equity Distribution Agreement by and between the Company and B. Riley Securities, Inc., dated May 26, 2021, as amended by the First Amendment, dated August 3, 2021, the Second Amendment, dated November 2, 2021, the Third Amendment, dated August 2, 2022, the Fourth Amendment, dated May 21, 2024, the Fifth Amendment, dated October 30, 2024 and the Sixth Amendment, dated May 19, 2026
•Amended and Restated Equity Distribution Agreement by and between the Company and Citizens JMP Securities, LLC (f/k/a JMP Securities LLC), dated May 26, 2021, as amended by the First Amendment, dated August 3, 2021, the Second Amendment, dated November 2, 2021, the Third Amendment, dated August 2, 2022, the Fourth Amendment, dated May 21, 2024, the Fifth Amendment, dated October 30, 2024 and the Sixth Amendment, dated May 19, 2026

Schedule B
ALTERNATIVE MANAGERS
•Jefferies LLC
•Raymond James & Associates, Inc.
•B. Riley Securities, Inc.
•Citizens JMP Securities, LLC
•RBC Capital Markets, LLC (listed solely for the purpose of updating Schedule B to each of the Alternative Equity Distribution Agreements pursuant to Section 3(h) of each Alternative Equity Distribution Agreement)

Schedule C
ADDITIONAL DISCLOSURE ITEMS
None as of the date of this Agreement.

Schedule D
AUTHORIZED COMPANY REPRESENTATIVES
Michael S. Sarner, President and Chief Executive Officer

Chris Rehberger, Chief Financial Officer, Treasurer and Secretary